UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue

Burbank, California 91504

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc., issued a press release on November 14, 2008. The press release announced its consolidated financial results for the three and nine months ended September 30, 2008. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

In the press release, LBI Media used the terms “Adjusted EBITDA” and “Adjusted EBITDA Margin”. Adjusted EBITDA consists of net income or loss plus income tax expense or benefit, net interest expense, interest rate swap expense, impairment of equity method investment, equity in loss of equity method investment, impairment of broadcast licenses, loss on disposal of property and equipment, depreciation and amortization and other non-cash gains and losses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenues. These terms, as defined by LBI Media, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

Management of LBI Media considers these measures important indicators of its liquidity relating to its operations, as they eliminate the effects of certain non-cash items and the company’s capital structure. Management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for, or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating its liquidity and cash flow because:

•

they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as depreciation and amortization, loss on disposal of property and equipment, and impairment of broadcast licenses. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if the company has an acquisition strategy. LBI Media believes that, by eliminating the effect of certain non-cash items, Adjusted EBITDA and Adjusted EBITDA Margin provide a meaningful measure of liquidity;

•

they give investors other measures to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of non-cash expense items, such as depreciation and amortization, loss on disposal of property and equipment and impairment of broadcast licenses. By removing the non-cash items, these measures allow investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

•	they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap expenses.

LBI Media’s management uses Adjusted EBITDA and Adjusted EBITDA Margin:

•	as a measure to assist LBI Media in planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of LBI Media, Inc. dated November 14, 2008 (financial results for the three and nine months ended September 30, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on November 14, 2008.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of LBI Media, Inc. dated November 14, 2008 (financial results for the three and nine months ended September 30, 2008)